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Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated September 14, 2012, accompanying the consolidated financial statements included in the Annual Report of Lyris, Inc. on Form 10-K for the years ended June 30, 2011 and 2012. We hereby consent to the incorporation by reference of said report in the Registration Statements of Lyis, Inc. on Form S-8 (File Nos. 333-126265, 333-161149, 333-179074 and 333-183157 effective June 30, 2005).

/s/ BURR PILGER MAYER, INC.

East Palo Alto, CA
September 14, 2012

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  Exhibit 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM